AMY TROMBLY, ESQ.
                             1163 Walnut St., Suite 7
                           Newton Highlands, MA 02461
                                 (617) 243-0060
                                  May 14, 2004

Telecommunication  Products,  Inc.
1926  Hollywood  Boulevard,  Suite  208
Hollywood,  Florida  33020

Re:  Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

I have acted as counsel to Telecommunication Products, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 3,800,000 shares (the "Shares") of its no par value common stock, (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Restated Articles of Incorporation, and Bylaws, both as currently in effect and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant, and the Registration Statement and the exhibits thereto. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold as contemplated in the Form S-8, will be been duly and validly issued, fully paid and non-assessable shares of Common Stock.

My opinion is limited to the General Corporation Law of the State of Colorado and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Very  truly  yours,

/s/  Amy  Trombly,  Esq.
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Amy  Trombly,  Esq.